EXHIBIT 23(b)
CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-8 (File Number 33-48455) of Fahnestock Viner Holdings Inc. of our report dated
July 2, 1996 with respect to the financial statements and supplemental information of the Fahnestock & Co. Inc. 401(k) Plan for the Plan year ended December 31, 1995 and included in the annual report on Form 11-K for the Plan year ended December 31, 1995.

/s/ Coopers & Lybrand LLP
Coopers & Lybrand LLP

New York, New York
February 24, 1997